Exhibit 99.2

FOR IMMEDIATE RELEASE:

Contact:	Pat O’Connor Marketing Communications Specialist A4S Security, Inc. (970) 461-0071

ShiftWatch®Law Enforcement Video Surveillance System Selected for New Dodge Charger Police Package

         Loveland, CO — November 14, 2005— A4S Security, Inc. (NASDAQ: SWAT, SWATU and ArcaEx: SWAT, SWATU), a leading provider of digital video surveillance solutions, is pleased to announce that they will be placing their ShiftWatch® Law Enforcement Video Surveillance (LE) system in the new Dodge Charger police package.

        Dodge is currently launching the all-new, Dodge Charger police unit, which includes availability of the 5.7 L Hemi® V-8 engine. The law enforcement community has been awaiting the availability of the Dodge Charger with great anticipation. A4S Security will be installing their ShiftWatch® LE system in two Dodge Charger police vehicles that will be used as demonstration vehicles to law enforcement agencies around the U.S. of the technological capabilities designed into the Dodge Charger police vehicle.

        “A4S Security is pleased to be part of the evaluation and is confident that, along with being impressed with the new Dodge Charger, these agencies will also be impressed with the ShiftWatch® digital surveillance system,” said Michael Siemens, president of A4S Security, Inc.

        The ShiftWatch® LE system simultaneously records multiple camera views using high-resolution, full-motion digital video, in-car and wireless audio, GPS, event and vehicle information on both hard disk and removable digital tape ensuring a clear chain of evidence. The mobile LE systems offer the use of both touch screen or laptop access for instant playback and review. “Our system will allow law enforcement agencies to experience first hand highly reliable, broadcast-quality digital video that provides clear, complete, and accurate representation of the incident,” added Siemens.

        “The new Dodge Charger Police Package sets a new standard in police vehicles,” said Ray Fisher, Chrysler Group Vice President – Sales, Service and Parts Operations. “We try to complement our demo units with law enforcement equipment that allow law enforcement agencies to evaluate the Dodge Charger police vehicle under real world conditions. The ShiftWatch® digital video system will help to show law enforcement agencies the possibilities with our police units.”

        A4S Security, Inc. develops and markets the ShiftWatch® product line of mobile digital video surveillance solutions for public transportation, law enforcement and general security applications. The company’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. The company’s open, standards based architecture, facilitates interoperability, easing management of the information and communication complexities and leveraging customers’ investment in the future.

        For additional information about A4S Security and ShiftWatch solutions, call 1-888-825-0247 or visit www.shiftwatch.com.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company’s products, technological developments and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company’s recent filings with the SEC.